Exhibit 99.1

News Release: FOR IMMEDIATE RELEASE

For additional information, contact:

Investors / Trade / Media Brian Cooper Chief Financial Officer Westell Technologies, Inc. 630.375.4740 BCooper@westell.com

Westell Technologies Closes Transaction to Sell

Its Conference Plus Subsidiary to Arkadin

AURORA, IL, January 3, 2012 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of telecommunications equipment for wireline, wireless and home networks, today announced that as of December 31, 2011, it had closed the previously announced transaction to sell its subsidiary Conference Plus, Inc. to a subsidiary of Arkadin S.A.S. The transaction agreement was announced on December 21, 2011.

About Westell

Westell Technologies, Inc., headquartered in Aurora, Illinois, designs, distributes, markets and services a broad range of carrier-class communications equipment, including digital transmission, remote monitoring, power distribution and demarcation products used by wireline and wireless telecommunications service providers, industrial customers, and home network users. Additional information can be obtained by visiting http://www.westell.com.